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Independent Registered Public Accounting Firm’s Consent

The Board of Directors and Stockholders Universal Fog, Inc.

Phoenix, Arizona

We consent to the use and inclusion in this Amendment No. 3 of your Form SB-2 Registration Statement and the Prospectus, which is part of this Registration Statement, of our report dated March 30, 2006 on our audit of the consolidated financial statements of Universal Fog, Inc and Subsidiary for the years ended December 31, 2005 and 2004 and our report dated July 19, 2005 on our audit of the consolidated financial statements of Universal Fog, Inc. and Subsidiary at May 31, 2005, December 31, 2004 and 2003 and for the five months ended May 31, 2005 and for each of the years ended December 31, 2004 and 2003.

We also consent to the reference of our Firm under the caption “Experts” in the Registration Statement and Prospectus.

Turner, Stone & Company, L.L.P. Certified Public Accountants Dallas, Texas

April 21, 2006

Turner, Stone & Company, L.L.P.

Accountants and Consultants

12700 Park Central Drive, Suite 1400

Dallas, Texas 75251

Telephone: 972-239-1660/ Facsimile: 972-239-1665

Web site: turnerstone.com